Cubic Corporation -SEC Form 10-K
- --------------------------------------------------------------------------------

                                   EXHIBIT 21
                                   ----------


                  SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION
                  PLACE OF INCORPORATION AND PERCENTAGE OWNED
                  --------------------------------------------

                                                            PLACE OF                  PERCENTAGE
          SUBSIDIARY                                      INCORPORATION                  OWNED
          ----------                                      -------------               ----------

CONSOLIDATED CONVERTING CO.
- ---------------------------
Whittier, California                                       California                   100%


CUBIC APPLICATIONS INC.
- -----------------------
Lacey, Washington                                          California                   100%


CUBIC AUTOMATIC REVENUE COLLECTION GROUP
- ----------------------------------------
San Diego, California                                      California                   100%


CUBIC COMMUNICATIONS, INC.
- --------------------------
San Diego, California                                      California                   100%


CUBIC DATA SYSTEMS, INC.
- ------------------------
San Diego, California                                      California                   99.9%


CUBIC DEFENSE SYSTEMS, INC.
- ---------------------------
San Diego, California                                      California                   100%


CUBIC ENVIRONMENTAL TECHNOLOGIES, INC.
- --------------------------------------
San Diego, California                                      Delaware                     100%


CUBIC FIELD SERVICES, INC.
- --------------------------
San Diego, California                                      Delaware                     100%


CUBIC FOREIGN SALES, INC.                                  St. Thomas
- -------------------------                                 U.S. Virgin Islands
San Diego, California                                                                   100%


CUBIC LAND, INC.
- ----------------
San Diego, California                                      California                   100%

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Cubic Corporation - SEC Form 10-K
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SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION--CONTINUED
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
                                                            PLACE OF                 PERCENTAGE
          SUBSIDIARY                                      INCORPORATION                 OWNED
          ----------                                      -------------              ----------
CUBIC TOLL SYSTEMS, INC.
- ------------------------
Teterboro, New Jersey                                        New York                 100%


CUBIC (UK) LIMITED
- ------------------
London, England                                              England                  100%


NAVSAT CORPORATION
- ------------------
San Diego, California                                        California               100%


NEW YORK REVENUE AUTOMATION, INC.
- ---------------------------------
New York, New York                                           New York                 100%*
 * (100% owned subsidiary of Cubic Automatic Revenue Collection Group)


SOUTHERN CUBIC PTY., LTD
- ------------------------
New South Wales, Australia                                   Australia                100% *
 * (50% owned subsidiary of Cubic Corporation and
    50% owned subsidiary of Cubic Automatic Revenue Collection Group)


WESTINGHOUSE CUBIC LIMITED
- --------------------------
London, England                                              England                   50% *
 * (50% owned subsidiary of Cubic (UK) Limited)
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